NEWS RELEASE

Lexaria’s First Marijuana Production Facility

Kelowna, BC—April 10, 2014 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") announces it has entered agreements for its first co-owned and co-managed marijuana production facility in Canada.

The facility is comprised initially of roughly 30,000 square feet of space, with a right of first refusal having been acquired for another 45,000 square feet to accommodate future growth. Planned production areas have 22 foot ceilings which will allow for the possibility of a 2nd mezzanine level in many areas, allowing for additional future expansion.

Lexaria will own 49% interest in the production facility by paying 55% of all initial and ongoing expenses related to the project. Lexaria’s Joint Venture partner, Enertopia Corp, will own a 51% interest in the production facility and pay 45% of costs. Lexaria will also issue a one-time payment of 500,000 restricted common shares to Enertopia. There are no overriding interests payable to any entity. An initial 5-year lease has been entered, with options to renew the lease for another 15 years.

The facility will be co-managed by Enertopia and by Lexaria, and initial interior architectural design will begin immediately, with a respected architectural firm having already been selected. A construction firm has also been selected to perform the build-out. A highly experienced design and operating team directly employed by the Enertopia/Lexaria Joint Venture is being assembled and members of this team will be announced soon.

Lexaria acknowledges and thanks Don Shaxon for his instrumental assistance in putting this project together, and expects him to be named Manager of the new facility. A Health Canada license application will be submitted as soon as possible, in compliance with all MMPR requirements.

The Company cautions that the facility is located in a Canadian municipality that has not yet officially approved medical marijuana production, but there are indications that such official approval will be forthcoming by June, 2014. Should the municipal approval not arrive, the companies may exit the lease without penalty. One officer/director of Lexaria is a shareholder of Enertopia; and one officer/director of Lexaria is a shareholder/officer of Enertopia.

Lexaria is issuing 55,000 restricted common shares at a deemed price of CDN$0.40 for its 55% share of the lease payments for the first 60 days.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria’s shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments or workovers will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions including but not limited to surface flooding can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana business will provide any benefit to Lexaria, and no assurance that the proposed new facility will be built or proceed, nor that municipal or Health Canada regulatory approvals will be obtained.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.